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                                                                 EXHIBIT 3.6(b)



                                     BYLAWS

                                       OF

                      LUNATI & TAYLOR PISTONS INCORPORATED


                                       I.
                             SHAREHOLDERS' MEETINGS

         1. ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time and place, either within or without this state, as may be designated from time to time by the directors, said meeting shall be held on the 31st day of December of each year, or as close thereto as practicable, unless another date is designated by the directors.

         2. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the president, a majority of the board of directors, or by the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at such meeting. The place of said meetings shall be designated by the directors.

         3. NOTICE OF SHAREHOLDER MEETINGS. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and the person or persons calling the meeting, shall be delivered either personally or by mail by or at the direction of the president, secretary, officer or person calling the meeting to each shareholder entitled to vote at the meeting. If mailed, such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail addressed to the shareholders at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If delivered personally, such notice shall be delivered not less than five (5) nor more than sixty (60) days before the date of the meeting, and shall be deemed delivered when actually received by the shareholder. The person giving such notice shall certify that the notice required by this paragraph has been given.

         4. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the directors may fix, in advance, a date as the record date for such determination of shareholders. Such rate shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting.

         5. QUORUM REQUIREMENTS. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. When a quorum is present at any meeting, a majority in interest of the stock there represented shall decide any question brought before such meeting, unless the question is one upon which, by express provision of this Corporation's Charter, these Bylaws, or the laws of the State of Mississippi, a

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a larger or different vote is required, in which case, such express provision shall govern the decision of such question.

         6. VOTING AND PROXIES. Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the secretary of the meeting before being voted. Such proxy shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.

                                      II.
                               BOARD OF DIRECTORS

         1. QUALIFICATION AND ELECTION. Directors need not be shareholders or residents of this State, but must be of legal age. They shall be elected by a plurality of the votes cast at the annual meetings of the shareholders. Each director shall hold office until the expiration of the term for which he is elected, and thereafter, until his successor has been elected and qualified.

         2. NUMBER. The number of the directors shall be one (1), or such other number as may from time to time be fixed by the shareholders, but shall never be less than the number required by law.

         3. MEETINGS. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers shall be elected. The board may also designate more frequent intervals for regular meetings. Special meetings may be called at any time by the chairman of the board, president, or the director.

         3. NOTICE OF DIRECTORS' MEETINGS. The annual and all regular board meetings may be held without notice. Special meetings shall be held upon notice sent by any usual means of communication not less than three (3) days before the meeting.

         4. QUORUM AND VOTE. The presence of a majority of the directors shall constitute a quorum for the transaction of business. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and, if the period of adjournment does not exceed thirty (30) days in any one adjournment. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board, unless the vote of a greater number is required by the charter, these Bylaws or by the laws of Mississippi.

         5. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by a resolution adopted by a majority of its members, may designate an executive committee, consisting of one (1) or more directors, and other committees consisting of two (2) or more persons, who may or may not be directors, and may delegate to such committee or committees any and all such authority as it deems desirable, including the right to delegate to an executive committee the


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power to exercise all the authority of the Board of Directors in the management of the affairs and property of the corporation.

                                      III.
                                    OFFICERS

         1. NUMBER. The corporation shall have a president and a secretary, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of president and secretary.

         2. ELECTION AND TERM. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected, and thereafter, until his successor has been elected and qualified.

         3. DUTIES. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices as the Board of Directors may from time to time provide.

                                      IV.
                      RESIGNATIONS, REMOVALS AND VACANCIES

         1. RESIGNATIONS. Any officer or director may resign at any time by giving written notice to the chairman of the board, the president, or the secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

         2. REMOVAL OF OFFICERS. Any officer or agent may be removed by the board whenever in its judgment the best interests of the corporation will be served thereby.

         3. REMOVAL OF DIRECTORS. Any or all of the directors may be removed, either with or without cause, by a proper vote of the shareholders, and may be removed with cause by a majority vote of the entire board.

         4. DUTIES. All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices as the Board of Directors may from time to time provide.

         5. VACANCIES--OFFICERS. Vacancies occurring in an office for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

         6. VACANCIES--DIRECTORS. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.


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                                      V.
                                 CAPITAL STOCK

         1. STOCK CERTIFICATES. Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such form as may be prescribed by the Board of Directors. Unless otherwise decided by the Board, such certificates shall be signed by the president and the secretary of the corporation.

         2. TRANSFER OF SHARES. Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities law or any shareholder agreement. However, in the event this corporation has made an election to the Internal Revenue Service to be treated as a small business (S corporation), then shares of stock may not be transferred on the books of the corporation without the consent of the counsel for the corporation stating that such transfer will not cause a termination of the Subchapter S status of the corporation. Any transfer, including those by operation of law, inter vivos or testamentary, without the above consent shall be considered by the corporation to be an invalid transfer and shall not be recognized by the corporation and therefore shall be considered an invalid transfer. Transfer of stock by consent of the corporation's counsel shall be made by delivery and surrender of the properly assigned certificate to the office of the corporation, but subject to any restrictions on transfer imposed by either the applicable securities law or any shareholder agreement.

         3. LOSS OF CERTIFICATES. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

         4. DIVIDENDS. The corporation shall have a dividend paying policy that will assure the shareholders of receiving at least annually minimum dividends in an amount sufficient to pay their individual federal and state taxes on the corporate income, if any, said dividend being based on the maximum individual federal tax bracket.

                                      VI.
                               ACTION BY CONSENT

         When the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action to be taken, signed by all the persons or entities entitled to vote thereon.

                                     VII.
                                INDEMNIFICATION

         The corporation shall indemnify its directors and officers, and every other person whom the corporation may indemnify under the indemnification provisions of the business corporation act of the corporation's state of incorporation, as now in effect of hereafter amended, to the full extent permissible under and consistent with such provisions. The right of indemnification provided in this section shall not


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be deemed exclusive of any other right to which said directors, officers, or other persons may be entitled apart from this section.

                                     VIII.
                                  FISCAL YEAR

         The fiscal year of the corporation shall begin on January 1, and end on December 31 of each year, unless otherwise provided by the directors.

                                      IX.
                                      SEAL

         This corporation shall have a seal.

                                      X.
                              AMENDMENT OF BYLAWS

         These Bylaws may be amended, added to, or repealed either by: (1) a majority vote of the shares represented at any duly constituted shareholders' meeting, or (2) a majority vote of the entire Board of Directors. Any change in the Bylaws made by the Board of Directors, however, may be amended or repealed by the shareholders.

                                  CERTIFICATE

         I certify that these Bylaws were adopted at the organizational meeting of the corporation held on April 8, 1993.

                                                           /s/
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